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                                                                 EXHIBIT 4.3
                                                                 -----------













                      Nonqualified Stock Option Agreement
                           for Stock Options Granted
                                   Under the
                           Parker Drilling Company
                       1994 Executive Stock Option Plan












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                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

      THIS NONQUALIFIED STOCK OPTION AGREEMENT dated as of January 4, 1995 ("Grant Date"), is between PARKER DRILLING COMPANY, a Delaware corporation (the "Company"), and ______________________, an employee of the Company or one of its Subsidiaries (the "Participant").

      WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company's Common Stock as hereinafter provided, to carry out the purposes of the PARKER DRILLING COMPANY 1994 Stock Incentive Plan (the "Plan"); and

      WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.    Grant of Option, Option Price and Term.
      --------------------------------------
      (a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase _____________ shares of the Common Stock of the Company ("Option Shares") on the terms and conditions herein set forth.

      (b) For each of the Option Shares purchased, the Participant shall pay to the Company $4.50 per share (the "Option Price"), which represents 50% of the Fair Market Value of the Common Stock of the Company on January 4, 1995, the date of grant. Accordingly, the aggregate Option Price to exercise all of the Option is $_____________ ("Aggregate Option Price").

      (c) The term of this Option shall be a period of ten (10) years from the Grant Date (the "Option Period"). During the Option Period, the Option shall be exercisable in accordance with the following schedule:








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
                                      Percentage of Option Shares
Grant Date Anniversary                Exercisable
- ----------------------                ---------------------------

Prior to six months after                           0%
the Grant Date

On or after six months after                       33 1/3%
the Grant Date

On or after the first anniversary                  66 2/3%
of the Grant Date

On or after eighteen months after                 100%
the Grant Date

Notwithstanding the foregoing, in the event the Participant incurs a Termination of Employment due to death, Disability or Retirement but prior to eighteen months after the Grant Date, all or any portion of the Option Shares which are not exercisable on the date immediately proceeding the date the Participant incurs a Termination of Employment due the Participant's death, Disability or Retirement shall become exercisable on or after the date the Participant incurs such Termination of Employment.

(d) The Option granted hereunder is designated as a nonqualified stock option.

(e)   The Company shall not be required to issue any fractional Option Shares.

2.    Termination of Option.  Subject to the schedule of Section 1(c).
     ---------------------

      (a) If the Termination of Employment is on account of the Disability, Retirement or death of the Participant, this Option shall be cancelled five
(5) years after the date of the occurrence of the Disability, Retirement or death or after the remaining Option Period if shorter.

      (b) If a Participant has an involuntary (as to the Participant) Termination of Employment for reasons other than Cause, Disability, Retirement or death, this Option shall be cancelled two years after such Termination of Employment or after the remaining Option Period if shorter.


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      (c)   If the Participant has a voluntary (as to the Participant)
Termination of Employment (other than due to Retirement) this Option will automatically be cancelled six months after such Termination of Employment or after the remaining Option Period, if shorter.

      (d) If a Participant has a Termination of Employment for Cause, the Option will be automatically cancelled with the date of the Termination of Employment.

A Participant's Termination of Employment due to other than death, Disability or Retirement does not accelerate the percentage of Option Shares otherwise exercisable with respect to the Participant. Any portion of the Option which is not exercisable as of a Participant's Termination of Employment other than due to death, Disability or Retirement is cancelled simultaneously with the date of such Termination of Employment.

3.    Exercise.
      --------
      The Option shall be exercisable during the Participant's lifetime only by the Participant or his or her Representative, and after the Participant's death only by a Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall be made in one or more of the following methods and in a manner so as not to violate Rule 16(b) of the Securities and Exchange Act of 1934, as amended:

      (a)   in cash or by check;

      (b) by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;

      (c) by reducing the number of shares of Common Stock to be issued and delivered to the Participant upon such exercise;

      (d) in cash by a broker-dealer to whom the Participant has submitted a notice of exercise; or

      (e)   in any combination of (a), (b), (c) or (d).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.
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      The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Section 3, and, for all purposes of this Nonqualified Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

4.    Payment of Withholding Taxes.
      ----------------------------
      If the Company is obligated to withhold an amount on account of any Federal, state or local tax imposed as a result of the exercise of the Option, including, without limitation, any Federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then the Participant shall (1) pay, concurrently with such exercise, such amount to the Company in cash or by check payable to the Company; (2) irrevocably elect at least six (6) months in advance of such exercise (or elect incident to a Termination of Employment, Retirement, death or Disability) to have shares of Common Stock, which would otherwise be issued, withheld by the Company; or
(3) as otherwise permitted by the Plan.

5.    Requirements of Law; Registration and Transfer Requirements.
      -----------------------------------------------------------
      The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority. This Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan.

6.    Adjustments/Change in Control.
      -----------------------------
      In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

7.    Nontransferability.
      ------------------
      The Option and any interest in the Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. Notwithstanding any other provision of this Nonqualified Stock Option Agreement, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall nullify the Option immediately.

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8.    Plan.
      ----
      Notwithstanding any other provision of this Nonqualified Stock Option Agreement, the Option is granted pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment to either the Plan or this Nonqualified Stock Option Agreement shall deprive the Participant, without the Participant's consent, of the Option or of any of Participant's rights under this Nonqualified Stock Option Agreement. The interpretation and construction by the Committee of the Plan, this Nonqualified Stock Option Agreement, the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.
Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Participant or any other person or entity then entitled to exercise the Option.

      Participant hereby acknowledges receipt of a copy of the Plan.

9.    Stockholder Rights.
      ------------------
      Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company's official stockholder records, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

10.   Employment Rights.
      -----------------
      No provision of this Nonqualified Stock Option Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to Terminate the Employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.





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11.   Disclosure Rights.
      -----------------
      The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option or the Company's purchase of Common Stock in accordance with the terms of this Nonqualified Stock Option Agreement.

12.   Investment Representation and Agreement.
      ---------------------------------------
      The Committee may require the Participant to furnish to the Company, prior to the issuance of any shares of Common Stock upon the exercise of all or any part of this Option, an agreement (in such form as such Committee may specify) in which the Participant represents that the shares of Common Stock acquired by him upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

13.   Governing Law.
      -------------
      This Nonqualified Stock Option Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

14.   Entire Agreement.
      ----------------
      This Nonqualified Stock Option Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

15.   Definitions.
      -----------
      Wherever initial capitalization of a term is used in this Nonqualified Stock Option Agreement, it shall have the same meaning as that given to it by the Plan, except to the extent such meaning should conflict with any meaning afforded to such term in this Nonqualified Stock Option Agreement.

16.   Amendment.
      ---------
      Any amendment to this Nonqualified Stock Option Agreement shall be in writing and signed by the Company.




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17.   Waiver; Cumulative Rights.
      -------------------------
      The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

18.   Counterparts.
      ------------
      This Nonqualified Stock Option Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

19.   Notices.
      -------
      Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, Eight East Third Street, Tulsa, Oklahoma, and the Participant at his or her address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

20.   Headings.
      --------
      The headings contained in this Nonqualified Stock Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Nonqualified Stock Option Agreement.

21.   Severability.
      ------------
      If any provision of this Nonqualified Stock Option Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Nonqualified Stock Option Agreement shall be construed as if such invalid or unenforceable provision were omitted.

22.   Successors and Assigns.
      ----------------------
      This Nonqualified Stock Option Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant's or the Representative's heirs, legal representatives and successors.
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      IN WITNESS WHEREOF, the Company has caused this Nonqualified Stock
Option Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.


                      PARKER DRILLING COMPANY

                         By:
                             -----------------------------------
                      Title: President & Chief Executive Officer



                      PARTICIPANT

                         By:
                             -----------------------------------
































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